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                         REVOLVING CREDIT LOAN AGREEMENT

                                 By and Between

                             RESOURCE AMERICA, INC.

                                     and

                                 SOVEREIGN BANK

                              Dated: July 27, 1999


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                                 LOAN AGREEMENT

         THIS REVOLVING CREDIT LOAN AGREEMENT (the "Agreement") is made as of July 27, 1999, by and between RESOURCE AMERICA, INC. ("Borrower") and SOVEREIGN BANK ("Bank").

                                   BACKGROUND

         A. Borrower has requested that Bank extend a line of credit to Borrower, which Bank is willing to do on the terms set forth herein.

         B. Capitalized terms not otherwise defined herein will have the following meanings:

         "Accounting Terms". As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

         "Affiliate", as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

         "Bank Indebtedness" shall mean all obligations and Indebtedness of Borrower to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse Bank for payments made by Bank pursuant to any letter of credit issued for the account or benefit of Borrower by Bank, all other obligations or undertakings now or hereafter made by or for the benefit of Borrower to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrower with Bank, including, without limitation, all obligations of Borrower to Bank under any guaranty or surety agreement and all obligations of Borrower to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

         "Borrowing Base" has the meaning given to such term in Section 1.4 herein.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Pennsylvania are authorized by law to close.

         "Collateral" has the meaning given to such term in Section 4.1 herein.


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         "Corporation" means a corporation, partnership, trust, unincorporated organization, association or joint stock company.

         "Default Rate" has the meaning given to such term in Section 2.2 herein.

         "Deferred Compensation Plan" means any plan described in Section 3(3) of ERISA or any other plan or arrangement under which Borrower or any ERISA Affiliate may become obligated to pay deferred, bonus, incentive, or other compensation or health, life, medical, dental, or other welfare benefits, excluding only any fully insured major medical, hospital, or dental program for which Borrower or such ERISA Affiliate has no obligation other than the payment of premiums.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations issued in connection therewith.

         "ERISA Affiliate" means each trade or business (whether or not incorporated) that, together with Borrower, would be treated as a single employer under Section 4001(b)(1) of ERISA or Section 414(b) or 414(c) of the Internal Revenue Code.

         "Event of Default" means each of the events specified in Section 12.1.

         "Expiration Date" has the meaning given to such term in Section 1.1 herein.

         "GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

         "Guarantor" means Resource Properties, Inc., Resource Properties 53, Inc., Resource Properties XXIV, Inc., and Resource Properties XL, Inc., collectively.

         "Indebtedness", as applied to a Person, means:

                  (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

                  (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and



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                  (c) to the extent not included in the foregoing, all
indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         Notwithstanding the foregoing, the term "Indebtedness" shall not include any amounts which are non-recourse to Borrower (other than usual and customary carveouts).

         "Line" has the meaning given to such term in Section 1.1 herein.

         "Line Note" has the meaning given to such term in Section 1.1 herein.

         "Line Request" has the meaning given to such term in Section 1.3 herein.

         "Loan Documents" means this Agreement, the Line Note, the Pledge Agreement referred to in Section 10.1(d) hereof, the Surety Agreement, and all other documents, executed or delivered by Borrower pursuant to this Agreement, as they may be amended from time to time.

         "Market Value" means, on any Business Day, (i) the last reported sale price of the Pledged Shares regular way, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the New York Stock Exchange, or (ii) if the Pledged Shares are not listed or admitted to trading on the New York Stock Exchange, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which the Pledged Shares are listed or admitted to trading, or (iii) if the Pledged Shares are not listed or admitted to trading on any national securities exchange, the last reported sale price of the Pledged Shares on the National Association of Securities Dealers National Market System ("NASDAQ"), or (iv) if the Pledged Shares are not listed or admitted to trading on any national securities exchange or NASDAQ, the closing sale price (or the quoted closing bid price if there were no sales) as reported by the National Association of Securities Dealers Automated Quotation System. If none of the conditions set forth above is met, Market Value shall be the fair market value of the Pledged Shares, as determined by a member firm of the New York Stock Exchange selected by Bank.

         "Multiemployer Plan" means a plan described in Section 3(37) or 4001(a)(3) of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended from time to time, which cover employees of Borrower or any ERISA Affiliate.

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         "Person" means an individual, a Corporation or a government or any agency or subdivision thereof, or any other entity.

         "Pledge Agreement" has the meaning given to such term in Section 8.1(c) herein.

         "Pledged Shares" means Restricted Stock and the Unrestricted Stock.

         "Potential Default" means the occurrence of any event which with the giving of notice or passage of time or both, would constitute an Event of Default.

         "Prime Rate" means the Wall Street Journal Prime Rate as established from time to time.

         "Restricted Stock" means 500,000 shares of Resource Asset Investment Trust, a Maryland business trust, represented by certificate no. RA-0012 or any substitute or replacement thereof.

         "Subsidiary" means a Corporation (a) which is organized under the laws of the United States or any state thereof, or any other county or jurisdiction,
(b) which conducts substantially all of its business and has substantially all of its assets within the United States, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Borrower or one or more of its Subsidiaries.

         "Substitute Collateral" means marketable securities or other liquid collateral, in either case, acceptable to Bank in its sole discretion as to form, substance and amount.

         "Surety Agreement" has the meaning given to such term in Section 4.2 herein.

         "Unrestricted Stock" means 335,937 shares of Resource Asset Investment Trust, a Maryland business trust, represented by certificate no. RA-0082, or any substitute or replacement thereof.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrower by Bank, the parties hereto, intending to be legally bound hereby, agree as follows:

1. THE LINE; USE OF PROCEEDS.


         1.1 Line of Credit. Bank will establish for Borrower for and during the period from the date hereof and until July 27, 2001 (the "Expiration Date"), subject to the terms and conditions hereof (including without limitation the Borrowing Base set forth in Section 1.4 herein), a revolving line of credit (the "Line") pursuant to which Bank will from time to time


                                       -4-


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make loans to Borrower in an aggregate outstanding principal amount not to exceed at any time Five Million Dollars ($5,000,000). Within the limits of the Line, Borrower may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents which terms and conditions are incorporated herein. Borrower's obligation to repay advances under the Line shall be evidenced by Borrower's promissory note (the "Line Note") in the face amount of Five Million Dollars ($5,000,000), dated the date of this Agreement, payable to the order of Bank, and otherwise in form and substance satisfactory to Bank.

         1.2 Use of Proceeds. Borrower agrees to use advances under the Line (i) to repay, in part (i.e., $3,000,000) the existing $18,000,000 line of credit from Jefferson Bank to Guarantor being repaid concurrently herewith; (ii) to acquire commercial real estate or an interest therein, (iii) to fund loans secured by commercial real estate, (iv) to purchase loans secured by commercial real estate, or an interest therein, (v) to reduce indebtedness secured by senior liens on property which Borrower owns or holds a loan or an interest in a loan, and (vi) for any other proper corporate purpose (including without limitation working capital).

         1.3 Advances of the Line. Borrower shall give Bank not less than 3 Business Days prior written notice of a proposed advance of the Line (each a "Line Request"). Each Line Request shall (i) state the use of the proceeds of the Line being requested (including the real estate project to which such use relates), and (ii) contain such other information as Bank may request in the exercise of its reasonable discretion. Provided that all of the conditions precedent to Bank making such advance have occurred, and provided further that the making of such advance will not cause Borrower to be in default of the covenants and conditions set forth in this Agreement, Bank shall make the proceeds of such advance available to Borrower by crediting the amount thereof to Borrower's deposit account with Bank.

         1.4 Borrowing Base. Notwithstanding anything contained herein to the contrary, the aggregate outstanding principal balance of the Line shall not exceed at any time the sum of (i) sixty five percent (65 %) of the Market Value of the Unrestricted Stock, plus (ii) fifty percent (50%) of the Market Value of the Restricted Stock ("Borrowing Base"). In the event the aggregate unpaid principal balance of the Line exceeds the limits stated in the previous sentence, Borrower shall, within five (5) days thereafter, either (x) repay an aggregate amount of principal of the Line equal to the amount of such excess, or
(y) in lieu of such repayment, deliver to Bank Substitute Collateral in an amount equal to such excess. Any such delivery of Substitute Collateral shall be accompanied by all such financing statement amendments and other documents and instruments as Bank may require to reflect its security interest in and to the Substitute Collateral (including without limitation appropriate amendments to the Pledge Agreement). Upon the delivery of any Substitute Collateral to Bank, it shall become Collateral hereunder. Bank shall retain the Substitute Collateral until such time as the Market Value of the Pledged Shares has equaled or exceeded for a consecutive 30-day period, the amount that would be necessary to permit borrowings in the full amount of the Line.



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2. INTEREST RATE.


         2.1 Interest on the Line. Interest on the unpaid outstanding principal balance of the Line will accrue from the date of advance until final payment thereof at a per annum rate equal to the Prime Rate in effect from time to time (such interest rate to change immediately upon any change in the Prime Rate).

         2.2 Default Interest. From the maturity of the obligations evidenced by the Line Note, as well as upon the occurrence of an Event of Default, the outstanding principal balance and all other sums due hereunder and under the Line Note shall bear interest at a rate which is four percent (4%) in excess of the non-default rate otherwise set forth herein ("Default Rate"). Notwithstanding the provisions of 42 Pa. C.S. Section 8101 to the contrary, the Default Rate shall apply to all sums evidenced by the Line Note as set forth above, including after entry of a judgment or judgments against Borrower, and said judgment or judgments shall bear interest at the Default Rate until satisfied in full.

         2.3 Calculation. Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

         2.4 Limitation of Interest to Maximum Lawful Rate. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrower. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

3. PAYMENTS AND FEES.


         3.1 Interest Payments on the Line. Borrower will pay interest on the outstanding principal balance of the Line monthly, on the first day of each calendar month commencing on August 1, 1999.

         3.2 Principal Payments on the Line. Borrower will pay the outstanding principal balance of the Line, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, on the Expiration Date.

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         3.3 Commitment Fee. Borrower shall pay to Bank a commitment fee of
Fifty Thousand Dollars ($50,000) to be paid upon the execution of this Agreement.

         3.4 Late Charge. In the event that Borrower fails to pay any principal, interest or other fees or expenses payable hereunder for a period of at least ten (10) days after the same shall become due, in addition to paying such sums, Borrower will pay to Bank a late charge equal to four percent (4%), of such past due payment as compensation for the expenses incident to such past due payment.

         3.5 Payment Method. Borrower irrevocably authorizes Bank to debit all payments required to be made by Borrower hereunder or otherwise under the Line, on the date due, from any deposit account maintained by Borrower with Bank. Otherwise, Borrower will be obligated to make such payments directly to Bank. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

         3.6 Application of Payments. Prior to the occurrence of an Event of Default, any and all payments on account of the Line will be applied first, to any amounts due to Bank pursuant to the Loan Documents, other than principal and interest on the Line; second, to accrued interest due under the Line; and third, to outstanding principal under the Line. Following the occurrence of an Event of Default, any and all payments on account of the Line will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Bank, in its discretion, elects. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

         3.7 Loan Account. Bank will open and maintain on its books a loan account with respect to advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Bank under this Agreement. Except in the case of manifest error in computation, such account will be conclusive and binding on the Borrower as to the amount at any time due to Bank from Borrower under this Agreement or the Note.

         3.8 Indemnity; Loss of Margin. Borrower will indemnify Bank against any loss or expense which Bank sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the

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

other Loan Documents. If Bank sustains or incurs any such loss or expense it will from time to time notify Borrower in writing of the amount determined in good faith by the Bank to be necessary to indemnify Bank for the loss or expense. Such amount will be due and payable by Borrower to Bank within ten (10) days after presentation by Bank of a statement setting forth a brief explanation of and Bank's calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Bank under this Section will bear interest at the default rate payable under the Line from the due date until paid, both before and after judgment.

         In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

                  (a) subjects Bank to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrower or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income and/or revenues of Bank imposed by the United States of America, the Commonwealth of Pennsylvania, or any political subdivision of either of them); or

                  (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, the Bank; or

                  (c) imposes upon Bank any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement,

and the result of any of the foregoing is to increase the costs of Bank, reduce the income receivable by or return on equity of Bank or impose any expense upon Bank with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, Bank shall so notify Borrower in writing. Borrower agrees to pay Bank the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten (10) days after presentation by Bank of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Bank's calculation of the amount (in determining such amount the Bank may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at

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

the default rate payable under the Line from the due date until paid, both before and after judgment.

         3.9 Extension of Expiration Date. On or before August 31 of each year commencing on August 31, 2000, Bank will notify Borrower that (i) it has elected to extend the Expiration Date then in effect by twelve (12) months, or (ii) it will not extend the Expiration Date then in effect. A failure by Bank to send any such notice shall be deemed to be an election by Bank not to extend the Expiration Date then in effect. In the event Bank determines in the exercise of its sole discretion that it will extend the Expiration Date then in effect, Borrower shall, at least five (5) days prior to the then current Expiration Date pay to Bank an extension fee of Twenty Five Thousand Dollars ($25,000). If Borrower shall fail to pay such extension fee to Bank as and when required, Bank's election to extend the Expiration Date shall be deemed to be canceled and shall be null and void and of no further force or effect and the Expiration Date then in effect shall continue as if Bank had not provided any notice of election to extend.

4. COLLATERAL.

         4.1 Security Interest. As security for the performance of this Agreement and the payment of the Line Note and all other liabilities of Borrower to Bank (whether absolute or contingent, matured or unmatured, direct or indirect, sole, joint, several or joint and several, similar or dissimilar, related or unrelated, due or to become due or heretofore or hereafter contracted or acquired), Borrower hereby assigns, transfers and sets over to Bank and grants to Bank a security interest in all of Borrower's right, title and interest in and to the Pledged Shares, together with all proceeds and products thereof (the "Collateral").

         4.2 Surety. As further security for the Bank Indebtedness, Borrower shall cause to be executed and delivered to Bank, the absolute, unconditional, unlimited surety agreement (the "Surety Agreement") of Guarantor in form and content satisfactory to Bank. The obligations of Guarantor under the Surety Agreement shall be secured by a pledge and assignment of all collateral being granted by Guarantor to Bank as collateral for the $15,000.000 Revolving Line of Credit from Bank to Guarantor being extended concurrently herewith.

         4.3 General. The above-described security interests, assignments, sureties, and liens shall not be rendered void by the fact that no Bank Indebtedness exists as of any particular date, but shall continue in full force and effect until the Bank Indebtedness has been repaid, Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of Borrower and Bank has executed termination statements or releases with respect thereto (which Bank shall do as soon as is practical following the occurrence of such other events). IT IS THE EXPRESS INTENT OF THE BORROWER THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE


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OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE
OBLIGATIONS OF BORROWER TO BANK.

         4.4 Additional Documents and Future Actions. Borrower will, at its sole cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may in its reasonable discretion deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Bank to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Borrower hereby authorizes and appoints Bank as its attorney-in-fact, with full power of substitution, to take such actions as Bank may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrower's behalf and file at Borrower's expense financing statements and assignments, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Borrower's behalf such other documents and notices as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Borrower irrevocably authorizes the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

         5.1 Valid Organization, Good Standing and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

         5.2 Licenses. Borrower has all licenses, registrations, approvals and other authority as may be necessary to enable it to own and operate its business and perform all services and business which it has agreed to perform in any state, municipality or other jurisdiction.

         5.3 Financial Statements. Borrower has furnished to Bank the audited consolidated financial statements of Borrower, certified without qualification by independent public accountants as of September 30, 1998 and all management and comment letters from such accountants in connection therewith, and its internally prepared interim financial statements as of March 31, 1999. Such financial statements of Borrower (together with the related notes and comments), are correct and complete, fairly present the financial condition

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and the assets and liabilities of Borrower at such date, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

         5.4 No Material Adverse Change in Financial Condition. There has been no material adverse change in the financial condition of Borrower since September 30, 1998.

         5.5 Pending Litigation or Proceedings. Except as set forth on Schedule
5.5 attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         5.6 Due Authorization; No Legal Restrictions. The execution and delivery by Borrower of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite corporate action by Borrower, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of (i) any applicable statute, law, rule, regulation or ordinance, (ii) Borrower's Certificate of Incorporation or Bylaws, (iii) any indenture, mortgage, loan or credit agreement or instrument to which Borrower is a party or by which it may be bound or affected, or (iv) any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

         5.7 Enforceability. The Loan Documents have been duly executed by Borrower and delivered to Bank and, when duly executed by Bank, will constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

         5.8 No Default Under Other Obligations, Orders or Governmental Regulations. Borrower is not in violation of its Certificate of Incorporation or Bylaws or in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued, nor is Borrower in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected.

         5.9 Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrower is required in connection with the execution, delivery or performance by Borrower of the Loan Documents or the consummation of the transactions contemplated thereby.

         5.10 Taxes. Borrower has filed all tax returns which it is required to file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by them. Such tax returns are complete and accurate in all respects. Borrower does not know of any proposed additional assessment or basis for any assessment of additional taxes.

         5.11 Current Compliance. Borrower is currently in compliance with all of the terms and conditions of the Loan Documents.

         5.12 Deferred Compensation Plans. Neither Borrower nor any ERISA Affiliate has ever been a participant in or has in any way provided or maintained, any Deferred Compensation Plan for the benefit of Borrower's or any ERISA Affiliate's employees, or has ever contributed to a Multiemployer Plan.

         5.13 Leases and Contract. Borrower has complied with the provisions of all material leases, contracts or commitments of any kind to which it is a party and is not in default thereunder. No other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

         5.14 Contingent Liabilities. There are no suretyship agreements, guarantees or other contingent liabilities of Borrower which are not disclosed by the financial statements mentioned in Section 5.3 herein.

         5.15 Encumbrances. The property and assets of Borrower are not subject to any lien, encumbrance or security interest except as set forth on Exhibit
5.15 attached.

         5.16 Securities Act. Borrower has not, directly or through any agent, offered the Line Note or any part thereof or any similar security for sale to, or solicited offers to buy the same from, or otherwise approached or negotiated in respect thereof with, anyone other than Bank so as to bring the issue or sale of the Line Note or any part thereof within the provisions of Section 5 of the Securities Act 1933, as amended.

         5.17 Disclosure. Neither this Agreement, nor the schedules attached to this Agreement, nor the financial statements referred to in this Agreement, nor any certificate, statement, report or other document furnished or to be furnished by Borrower to Bank in connection with this Agreement, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained in any of the foregoing not misleading. Borrower has disclosed to Bank in writing every fact that materially and adversely affects the business or financial condition of Borrower or its ability to perform its obligations under this Agreement, the Line Note, or any other documents or instruments required hereby.

         5.18 Margin Stock. Borrower is not engaged in, nor does it have as one of its substantial activities, the business of extending or obtaining credit for the purpose of purchasing or carrying "margin stock" (as that term is defined in Regulation U, G, T, or X of the Board of Governors of the Federal Reserve System) and no proceeds of any advance of the Line will be used for such purpose of for the purpose of purchasing or carrying any shares of margin stock.

6. GENERAL COVENANTS. So long as the Line Note remains unpaid or Bank has any obligation hereunder with respect to the Line, unless Bank otherwise consents in writing, which consent shall not be unreasonably withheld or delayed:

         6.1 Taxes; Claims for Labor and Materials. Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets.

         6.2 Existence; Approvals; Qualification; Business Operations; Compliance with Laws. Borrower (a) will obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will qualify and remain qualified as a foreign corporation, in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (c) will continue to operate its business as presently operated and will not engage in any new businesses without the prior written consent of Bank; and (d) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

         6.3 Maintenance of Properties. Borrower will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

         6.4 Insurance. Borrower will carry adequate insurance issued by an insurer acceptable to Bank, in amounts acceptable to Bank (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Bank.

         6.5 Inspections; Examinations. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time to exhibit and deliver to Bank copies of any and all of Borrower's financial statements, or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrower by such accountants or auditors, including management letters, "comment" letters and audit reports, and, following the occurrence of an Event of Default, to disclose to Bank any information they may have concerning Borrower's financial status and business operations. Borrower further authorizes all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise.

         The officers of Bank, or such Persons as any of them may designate, may visit and inspect any of the properties of Borrower, examine (either by Bank's employees or by independent accountants) any of the Collateral or other assets of Borrower, including the books of account of Borrower, and discuss the affairs, finances and accounts of Borrower with its officers and with its independent accountants, at such times as Bank may desire.

         6.6 Default Under Other Indebtedness. Borrower shall not permit any of its material Indebtedness to be in default. If any Indebtedness of Borrower is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of Borrower, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrower will immediately give Bank written notice of such declaration, acceleration or right of declaration.

         6.7 Deferred Compensation Plans. Neither Borrower nor any ERISA Affiliate shall become a participant in, or in any way provide or maintain, any Deferred Compensation Plan for the benefit of any or Borrower's or any ERISA Affiliates' employees, or shall contribute to any Multiemployer Plan, without giving Bank prior written notice of such action and executing such related amendments to this Agreement as Bank may request.

         6.8 Bank Accounts. As additional compensation to Bank, and in consideration of the rate of interest being charged by Bank to Borrower, Borrower will, upon the request of Bank, maintain deposit accounts with Bank, including without limitation the Loan Account referred to in Section 3.7 herein.

         6.9 Maintenance of Management. Borrower will cause its business to be continuously managed by its present management or such other persons (serving in such management positions) as may be reasonably satisfactory to Bank.

         6.10 Transactions with Affiliates. Borrower shall not enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Bank. Borrower shall not make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers, except for the existing loans described in Schedule 6.10 attached hereto and except for (i) loans to Affiliates in connection with lease transactions in an aggregate amount not to exceed $50,000 in any fiscal year, and (ii) loans (whether characterized as participations or otherwise) to Resource Asset Investment Trust made in the ordinary course of business. Borrower will cause all of its Indebtedness at any time owed to its Affiliates (other than JeffBanks, Inc. and its respective subsidiaries), shareholders, directors and officers to be subordinated in all respects to all present and future Bank Indebtedness and will not make any payments thereon, except as approved by Bank in writing.

         6.11 Name or Address Change. Borrower shall not change its name or address except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrower's books and records.

         6.12 Notices. Borrower will promptly notify Bank of (a) any action or proceeding brought against Borrower wherein such action or proceeding would, if determined adversely to Borrower result in liability of Borrower in excess of $25,000 individually, or $50,000 in the aggregate, (b) the occurrence of any Event of Default, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (d) the failure of Borrower to observe any of its undertakings under the Loan Documents, or (e) any material adverse change in the assets, business, operations or financial condition of Borrower.

         6.13 Material Adverse Contracts. Borrower shall not become or be a party to any contract or agreement which has a materially adverse impact on Borrower's or Guarantor's ability to perform under this Agreement or any other agreement with Bank to which Borrower or Guarantor is a party.

7. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Borrower will maintain and cause Guarantor to maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of its dealings, business and affairs, and Borrower will deliver and will cause Guarantor to deliver to Bank the following:

         7.1 Annual Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, the form 10K filed with the Securities Exchange Commission.

         7.2 Quarterly Statements. As soon as available and in any event within forty five (45) days after the close of each fiscal quarter of Borrower the form 10Q filed with the Securities Exchange Commission.

         7.3 Guarantor Statements. At the times required by the Revolving Credit and Security Agreement of even date herewith between Guarantor and Bank pursuant to which Bank has extended a $15,000,000 line of credit to Guarantor, the financial statements set forth therein. The requirement set forth herein shall survive the termination of such Agreement.

         7.4 Requested Information. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of Borrower as Bank may reasonably request from time to time.

8. CONDITIONS OF CLOSING. The obligation of Bank to make available the Line is subject to the performance by Borrower and Guarantor of all of its agreements to be performed hereunder and to the following further conditions:

         8.1 Documents. Bank shall have received on or before the date hereof all of the following, in form and substance satisfactory to Bank:

         (a) The Line Note.

         (b) UCC-1 Financing Statements to be filed in such offices as may be required by Bank.

         (c) An Agreement pursuant to which Borrower pledges the Pledged Shares to Bank (the "Pledge Agreement").

         (d) The Pledged Shares, together with stock powers executed in blank and proxies relating thereto.

         (e) A Line Request.

         (f) The Surety Agreement.

         (g) An Acknowledgment of Confessions of Judgment.

         (h) Copies, certified in writing by the secretary or an assistant secretary of Borrower, of (i) resolutions of its board of directors evidencing approval of this Agreement, the Line Note, the Pledge Agreement and the other matters contemplated hereby, and (ii) each document evidencing other necessary action and approvals, if any with respect to this Agreement, the Line Note and the Pledge Agreement.

         (i) Written certificate by the secretary or an assistant secretary of Borrower as to the names and signatures of its officers who are authorized to sign this Agreement, the Line Note, the Pledge Agreement and the other documents or certificates to be executed and delivered by it pursuant hereto. Bank may conclusively rely on such certificate until it receives a further certificate by the secretary or an assistant secretary of Borrower amending the prior certificate.

         (j) Copies of Borrower's Certificate of Incorporation and Bylaws, including all amendments thereto, accompanied by a written certificate of the secretary or an assistant secretary of Borrower as to the authenticity and completeness of such copies.

         (k) Good standing certificate for Borrower from the State of Delaware dated not more than 20 days prior to the date hereof.

         (l) Copies, certified in writing by the secretary or an assistant secretary of Guarantor, of (i) resolutions of its board of directors evidencing approval of this Agreement, the Surety Agreement and the other matters contemplated hereby, and (ii) each document evidencing other necessary action and approvals, if any with respect to this Agreement and the Surety Agreement.

         (m) Written certificate by the secretary or an assistant secretary of Guarantor as to the names and signatures of its officers who are authorized to sign this Agreement, the Surety Agreement and the other documents or certificates to be executed and delivered by it pursuant hereto. Bank may conclusively rely on such certificate until it receives a further certificate by the secretary or an assistant secretary of Guarantor amending the prior certificate.

         (n) Copies of Guarantor's Certificate of Incorporation and Bylaws, including all amendments thereto, accompanied by a written certificate of the secretary or an assistant secretary of Guarantor as to the authenticity and completeness of such copies.

         (o) Good standing certificate for Guarantor from the State of Delaware dated not more than 20 days prior to the date hereof.

         (p) A favorable opinion of independent counsel for Borrower and Guarantor as to the matters mentioned in Sections 5.1, 5.2, 5.5, 5.6, 5.7, 5.8, and 5.9 herein and as to such other matters as Bank may reasonably request.

         (q) Such additional documents and instruments as Bank may request.

         8.2 Representations and Warranties. All representations and warranties of Borrower and Guarantor set forth in the Loan Documents will be true at and as of the date hereof.
                                      -17-

         8.3 No Default. No condition or event shall exist or have occurred which would constitute an Event of Default or a Potential Default.

         8.4 Additional Documents. Copies of record searches (including UCC searches and judgments, suits, tax and other lien searches) confirming that Bank has a first priority security interest in the Collateral, acceptable to Bank, shall have been delivered to Bank.

         8.5 No Material Adverse Change. Bank shall have received evidence satisfactory to it that no material adverse change has occurred with respect to Borrower since September 30, 1998.

         8.6 Commitment Fee. Borrower shall have paid to Bank in full the commitment fee referred to in Section 3.3 herein.

         8.7 Other Documents. Such other documents and instruments as Bank may reasonably request.

         8.8 Non-Waiver of Rights. By completing the closing hereunder, or by making advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by Borrower or Guarantor hereunder or under any agreement, document or instrument delivered to Bank or otherwise referred to herein, and any claim and rights of Bank resulting from any breach or misrepresentation by Borrower or Guarantor are specifically reserved by Bank.

9. CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Subsequent advances shall be conditioned upon the following conditions and each Line Request shall constitute a representation by Borrower to Bank that each condition has been met or satisfied:

         9.1 Representations and Warranties. All representations and warranties of Borrower and Guarantor contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each Line Request shall constitute reaffirmation by Borrower that such representations and warranties are then true.

         9.2 No Default. No condition or event shall exist or have occurred at or as of the date of such advance which would constitute an Event of Default hereunder or a Potential Default.

         9.3 Other Requirements. Bank shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Bank may reasonably request.

10. DEFAULT AND REMEDIES.


         10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

                  (a) The failure of Borrower to pay any amount of principal or interest on the Line Note when due, or any fee or other sums payable hereunder and the continuation of such failure for five (5) Business Days following notice thereof from Bank, or the failure to pay any other Bank Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise;

                  (b) The failure of Borrower to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Loan Document not otherwise specifically constituting an Event of Default under this Section 10.1 and such failure continues unremedied for a period of thirty
(30) days after the earlier of (i) notice from Bank to Borrower of the existence of such failure, or (ii) any officer or principal of Borrower knows or should have known of the existence of such failure, provided that, in the event such failure was wilfully caused or permitted by Borrower shall not be entitled to any notice or grace hereunder;

                  (c) The failure of Borrower to pay any Indebtedness for borrowed money due to any third Person or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding Borrower after the expiration of any notice and/or grace periods permitted in such documents;

                  (d) The failure of Borrower to pay or perform any other obligation to Bank under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods, if any, permitted in such documents;

                  (e) The adjudication of Borrower or any Guarantor as a bankrupt or insolvent, or the entry of an Order for Relief for Borrower or any Guarantor or the entry of an order appointing a receiver or trustee for Borrower or any Guarantor of any of its property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

                  (f) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed within 75 days) against Borrower or any Guarantor or Borrower or any Guarantor makes an assignment for the benefit of creditors, or Borrower or any Guarantor takes any action to authorize any of the foregoing;

                  (g) The suspension of the operation of Borrower's or any Guarantor's present business, or Borrower or any Guarantor becoming unable to meet its debts as they mature, or the admission in writing by Borrower or any Guarantor to such effect, or Borrower or any Guarantor calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

                  (h) All or any part of the Collateral or the assets of Borrower or any Guarantor are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

                  (i) The entry of a final judgment for the payment of money against Borrower or any Guarantor in excess of $50,000 which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

                  (j) Any representation or warranty of Borrower or any Guarantor in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by Borrower or any Guarantor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

                  (k) Borrower or any Guarantor voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

                  (1) Borrower or any Guarantor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts Borrower or such Guarantor from conducting all or any material part of its business;

                  (m) A breach by Borrower or any Guarantor occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between Borrower or any Guarantor and any other Person;

                  (n) A material and adverse change occurs in Borrower's or any Guarantor's operations, management or financial condition or in the value of the Collateral; or

                  (o) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower or any Guarantor, which loss, suspension, revocation or failure to renew might have a material adverse effect on the business profits, assets or financial condition of Borrower or such Guarantor.

         10.2 Remedies. At the option of the Bank, upon the occurrence of an Event of Default, or at any time thereafter:

                  (a) The entire unpaid principal of the Line, all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrower and Guarantor to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

                  (b) The Line will immediately terminate and the Borrower will receive no further extensions of credit thereunder;

                  (c) Bank may increase the interest rate on the Line to the Default Rate, without notice;

                  (d) Bank may exercise all of the rights and remedies set forth in the Pledge Agreement; and/or

                  (e) Bank may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

         If an Event of Default occurs under Section 10.1(e) or (f), all Bank Indebtedness shall become immediately due and payable.

         10.3 Set-Off. Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower and Guarantor now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all Bank Indebtedness. At any time and from time to time following the occurrence of an Event of Default or a Potential Default, or Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of either Borrower or any Guarantor against any or all of the Bank Indebtedness and Borrower's or such Guarantor's obligations under the Loan Documents.

         If any bank account of Borrower or any Guarantor with Bank is attached or otherwise liened or levied upon by any third party, Bank need not await the running of any applicable grace period hereunder, but Bank shall have and be deemed to have the immediate right of set-off and may apply the funds or amount thus set-off against Borrower's or such Guarantor's obligations to the Bank.

         10.4 Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and Borrower or any Guarantor shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of Borrower or any Guarantor.

         10.5 Remedies Cumulative; Consents. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity. Whenever the Bank's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Bank, which consent will not be unreasonably withheld or delayed.

         10.6 Certain Fees, Costs, Expenses and Expenditures. Borrower agrees to pay on demand all costs and expenses of Bank, including without limitation:

                  (a) all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable;

                  (b) all losses, costs and expenses in connection with the enforcement, protection and preservation of the Bank's rights or remedies under the Loan Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, attorney's fees and expenses of accountants and appraisers); and

                  (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes.

         In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including attorney's fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Bank Indebtedness.

         With respect to any amount required to be paid by Borrower under this Section, in the event Borrower fails to pay such amount on demand, Borrower shall also pay to Bank interest thereon at the Default Rate. Borrower's obligations under this Section shall survive termination of this Agreement.

         10.7 Time is of the Essence. Time is of the essence in Borrower's and Guarantor's performance of their obligations under the Loan Documents.

11. COMMUNICATIONS AND NOTICES.

         11.1 Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

          To Borrower:
                            Resource America, Inc.
                            1845 Walnut Street
                            Philadelphia, PA 19103
                            Attention: Scott F. Schaeffer
                            Facsimile Number: 215-546-5388

          With a copy to:

                            Ledgewood Law Firm
                            1521 Locust Street
                            Philadelphia, PA 19102-3723
                            Attention: Jeffrey Brotman, Esquire
                            Facsimile Number: 215-735-2513

          To Bank:
                           Sovereign Bank
                           2000 Market Street
                           Philadelphia, PA 19103
                           Attention: Richard Narkiewicz
                           Facsimile Number: 215-568-5948
 12.      WAIVERS.

         12.1 Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Borrower and each Guarantor waives:

                  (a) all errors, defects and imperfections in such proceedings;

                  (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

                  (c) all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Loan Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Bank;

                  (d) presentment for payment, demand, notice of demand, notice of nonpayment, protest and notice of protest of any of the Loan Documents, including the Line Note;

                  (e) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

                  (f) any demand for possession of Collateral prior to commencement of any suit; and

                  (g) all rights to claim or recover attorney's fees and costs in the event that Borrower or any Guarantor is successful in any action to remove, suspend or enforce a judgment entered by confession.

         12.2 Forbearance. Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrower or any Guarantor.

         12.3 Limitation on Liability. Borrower and Guarantor shall be responsible for and Bank is hereby released from any claim or liability in connection with:

                  (a) Safekeeping any Collateral;

                  (b) Any loss or damage to any Collateral;

                  (c) Any diminution in value of the Collateral; or

                  (d) Any act or default of another Person.

         Bank shall only be liable for any act or omission on its part constituting wilful misconduct. In the event that Bank breaches its required standard of conduct, Borrower and Guarantor agree that Bank's liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event Borrower or any Guarantor brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Borrower and Guarantor each will indemnify and hold Bank harmless from all costs and expenses, including attorney's fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrower or any Guarantor.

13. SUBMISSION TO JURISDICTION.

         13.1 Submission to Jurisdiction. Borrower and Guarantor each hereby consent to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower and Guarantor each waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in Section 11.1. Borrower and Guarantor each hereby irrevocably appoints any of its officers or trustees as its agent for the purpose of accepting service of any process within the Commonwealth of Pennsylvania. Nothing contained in this Section 13.1 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Borrower or any Guarantor or its property in the courts of any other jurisdiction.

14. MISCELLANEOUS.

         14.1 Brokers. The transaction contemplated hereunder was brought about and entered into by Bank, Borrower and Guarantor acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower represents to Bank that Borrower has not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. Whether any such claim is made against Bank by any broker, finder or agent or any other Person, Borrower agrees to indemnify, defend and hold Bank harmless against any such claim, at Borrower's own cost and expense, including Bank's attorneys' fees. Borrower further agrees that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Bank Indebtedness secured by the Collateral.

         14.2 No Joint Venture. Nothing contained herein is intended to permit or authorize Borrower to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in Borrower.

         14.3 Survival. All covenants, agreements, representations and warranties made by Borrower and Guarantor in the Loan Documents or made by or on its behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Borrower. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrower and Guarantor pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrower or Guarantor as the case may be.

         14.4 No Assignment by Borrower. Borrower may not assign any of its rights hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Borrower as it presently exists.

         14.5 Assignment or Sale by Bank. Bank may sell, assign or participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrower and Guarantor in its possession.

         14.6 Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         14.7 Severability. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

         14.8 No Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

         14.9 Modifications. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

         14.10 Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

         14.11 Law Governing. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

         14.12 Integration. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supercede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

         14.13 Exhibits and Schedules. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

         14.14 Headings. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         14.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         14.16 Waiver of Right to Trial by Jury. BORROWER, GUARANTOR AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(a) ARISING UNDER ANY OF THE LOAN

DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER, GUARANTOR OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, GUARANTOR AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER, GUARANTOR AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER AND GUARANTOR ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                      RESOURCE AMERICA, INC.


                                      By: /s/ Scott F. Schaeffer
                                         -----------------------
                                      Name: Scott F. Schaeffer
                                      Title: Vice Chairman



                                      SOVEREIGN BANK


                                      By: /s/ Richard Narkiewicz
                                         ---------------------------
                                      Name: /s/ Richard Narkiewicz
                                      Title: Vice President

                           ACKNOWLEDGMENT AND CONSENT


         Each of the undersigned, guarantor and surety for all obligations of Borrower to Bank pursuant to its Guaranty and Suretyship Agreement of even date herewith, hereby acknowledges and consents to the foregoing Agreement and agrees that all representations and warranties contained therein with respect to it are true and correct as if set forth at length herein. Each of the undersigned hereby further agrees, with the intent to be legally bound, that all agreements, acknowledgments and waivers set forth in the foregoing Agreement applicable to it shall be binding on the undersigned as if the undersigned were a signatory to such Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Acknowledgment and Agreement this 27th day of July, 1999.


                                      RESOURCE PROPERTIES, INC.

                                      By: /s/ Scott F. Schaeffer
                                         -----------------------
                                      Name: Scott F. Schaeffer
                                      Title: President


                                      RESOURCE PROPERTIES 53, INC.

                                      By: /s/ Scott F. Schaeffer
                                         -----------------------
                                      Name: Scott F. Schaeffer
                                      Title: President


                                      RESOURCE PROPERTIES XXIV, INC.

                                      By: /s/ Scott F. Schaeffer
                                         -----------------------
                                      Name: Scott F. Schaeffer
                                      Title: President



                                      RESOURCE PROPERTIES XL, INC.

                                      By: /s/ Scott F. Schaeffer
                                         -----------------------
                                      Name: Scott F. Schaeffer
                                      Title: President

                                    SCHEDULES
                                    ---------

Schedule 5.5 Pending or Threatened Litigation or Proceedings Against or Affecting Borrower

Schedule 5.15      Liens and Encumbrances

Schedule 6.10 Permitted Loans to Affiliates, Shareholders, Officers or Directors

                                  Schedule 5.5
                                  ------------

Pending Litigation Matters involving Resource America, Inc:

         1. Birnbaum v. Resource America, Inc. et al. (in re Resource America Securites Litigation), U.S. District Court for the Eastern District of Pennsylvania, No. 98-CV5446

         2. GHMC. Inc. v. Brandywine Construction & Management. Inc. et al, District Court of Douglas County, Nebraska, No. 98-98CV487


         No pending litigation matters involving any subsidiaries of Resource America, Inc. asr not included in this Schedule.

                                  Schedule 5.15
                                  -------------


                                      NONE

                                  Schedule 6.10
                                  -------------


Loans to Resource America, Inc.:

         1.   $5,088.351 from Resource Energy, Inc.

         2.   $456,724 from Bryn Mawr Resources, Inc.


Loans from Resource America, Inc.:

         1.   $130,575,171 to Resource Properties, Inc.

         2.   $63,448,757 to Resource Leasing, Inc.

         3.   $8,440,653 to Fidelity Mortgage Funding, Inc.